UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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Mac-Gray Corporation

(Name of Registrant as Specified in Its Charter)

TUC Investor Value Creation Group, LLC
Kovpak II, LLC
Richard Drexler
Michael J. Soenen
Benjamin Kovler

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Neal Aizenstein
Morgan, Lewis & Bockius LLP
77 West Wacker Drive
Chicago, Illinois 60601
(312) 324-1751
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News Release

For further information:
Benjamin Kovler	Alan Miller/Scott Winter/Larry Miller
TUC Investor Value Creation Group, LLC	Innisfree M&A Incorporated
312/664-5050	212/750-5833
FOR IMMEDIATE RELEASE
TUC INVESTOR VALUE CREATION GROUP REPORTS
ISS RECOMMENDS WITHHOLDING VOTES FROM
MAC-GRAY’S MANAGEMENT SLATE OF DIRECTORS
     Chicago, May 13, 2011 — TUC Investor Value Creation Group, LLC (“TUC IVC Group”) today announced that Institutional Shareholder Services, Inc. (“ISS”), the nation’s leading proxy advisory firm, recommends in its May 12, 2011, report that its clients WITHHOLD votes from the management slate of directors for Mac-Gray Corporation (“Mac-Gray) (NYSE: TUC).
     “We are extremely pleased that ISS recognizes that the ‘egregious governance practices’ of Mac-Gray’s board dictate a WITHHOLD recommendation against the management slate,” said Benjamin Kovler, Managing Director of TUC IVC Group. “ISS notes, as we have done, that the decision of Mac-Gray’s board to maintain a classified board and the poison pill goes against the express desires of stockholders.”
     In its May 12, 2011, report, ISS states:
•	“The unwillingness of a Board to accept a clear mandate from those with the most direct and immediate and economic exposure to the potential consequences of that mandate — good or bad — raises the specter of a potentially much more significant governance issue than just a classified board or a poison pill that shareholders haven’t approved;”

•	In recommending a vote against Mac-Gray’s proposed equity plan amendment, ISS noted that the “shareholder value transfer of 18% is greater than the company-specific allowable cap at 13%” and the “equity burn rate is excessive;” and

•	In recommending a vote in favor of the declassification of the Mac-Gray board, ISS noted that “all directors should be accountable on an annual basis” and “a staggered board can entrench management and effectively preclude most takeover bids or proxy contests.”

     “Although the ISS report does not include a recommendation to vote for the TUC IVC Group’s nominees, we believe the ISS recommendation to withhold votes for the management slate supports the need for change that the TUC IVC Group nominees would bring to the board,” continued Kovler. In particular, ISS commented that the TUC IVC Group nominees “have made some good strategic insights that may be beneficial to the board” and that “Richard Drexler stands out as a potential positive addition with his experience managing costs at financially troubled firms.”
     We strongly urge all Mac-Gray stockholders to vote for our highly qualified director nominees by voting the GOLD proxy card today — by telephone, Internet, or by signing, dating and returning the GOLD proxy card. For additional information on how to vote their shares, stockholders should call Innisfree M&A Incorporated, toll-free at (888) 750-5834.
Additional Information
ON APRIL 21, 2011, TUC INVESTOR VALUE CREATION GROUP, LLC, TOGETHER WITH THE OTHER PARTICIPANTS, FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY TUC INVESTOR VALUE CREATION GROUP, LLC, KOVPAK II, LLC, RICHARD DREXLER, MICHAEL J. SOENEN AND BENJAMIN KOVLER FROM THE STOCKHOLDERS OF MAC-GRAY CORPORATION, FOR USE AT ITS ANNUAL MEETING, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF MAC-GRAY CORPORATION FROM THE PARTICIPANTS AT NO CHARGE AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WAS DISSEMINATED TO SECURITY HOLDERS ON OR ABOUT APRIL 22, 2011.
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